Exhibit (e) (1) (iv)
STERLING CAPITAL FUNDS
AMENDMENT TO THE UNDERWRITING AGREEMENT
     THIS AMENDMENT is made as of June 29, 2011 by and among Sterling Capital Distributors, Inc., a Delaware corporation (the “Distributor”), Sterling Capital Funds, a Massachusetts business trust (the “Trust”), and Sterling Capital Management LLC, an investment adviser registered with the Securities and Exchange Commission (the “Adviser”).
RECITALS
     WHEREAS, the Distributor, the Trust, and the Adviser entered into the certain Underwriting Agreement, dated April 23, 2007, as amended and restated as of October 1, 2010 (as may be amended or restated in the future, the “Agreement”), pursuant to which the Distributor serves as principal underwriter and distributor for the investment portfolios of the Trust identified on Exhibit A thereto; and
     WHEREAS, in accordance with Section 16 of the Agreement, the Distributor, the Trust, and the Adviser wish to amend Exhibit A;
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:
     1. All references to “BB&T Funds” are hereby replaced with “Sterling Capital Funds.”
     2. Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.
     2. Miscellaneous.
      (a) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
     (b) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
     (c) Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.
     (d) The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.
(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL DISTRIBUTORS, INC.

By:
Name:
Title:

STERLING CAPITAL FUNDS

By:
Name:
Title:

STERLING CAPITAL MANAGEMENT LLC

By:
Name:
Title:

AMENDED AND RESTATED EXHIBIT A
     THIS EXHIBIT A to the Underwriting Agreement, effective as of June 29, 2011 (the “Effective Date”), is made by and among Sterling Capital Distributors, Inc., Sterling Capital Funds, and Sterling Capital Management LLC as of the Effective Date.
FUNDS
Sterling Capital U.S. Treasury Money Market Fund
Sterling Capital Short-Term Bond Fund
Sterling Capital Intermediate U.S. Government Fund
Sterling Capital Select Equity Fund
Sterling Capital North Carolina Intermediate Tax-Free Fund
Sterling Capital International Fund
Sterling Capital Strategic Allocation Conservative Fund
Sterling Capital Strategic Allocation Balanced Fund
Sterling Capital Strategic Allocation Growth Fund
Sterling Capital Prime Money Market Fund
Sterling Capital South Carolina Intermediate Tax-Free Fund
Sterling Capital Virginia Intermediate Tax-Free Fund
Sterling Capital Equity Index Fund
Sterling Capital Total Return Bond Fund
Sterling Capital Mid Value Fund
Sterling Capital West Virginia Intermediate Tax-Free Fund
Sterling Capital Strategic Allocation Equity Fund
Sterling Capital Kentucky Intermediate Tax-Free Fund
Sterling Capital Maryland Intermediate Tax-Free Fund
Sterling Capital National Tax-Free Money Market Fund
Sterling Capital Special Opportunities Fund
Sterling Capital Equity Income Fund
Sterling Capital Small Value Fund
Sterling Capital Corporate Fund
Sterling Capital Securitized Opportunities Fund

STERLING CAPITAL DISTRIBUTORS, INC.

By:
Name:
Title:

Accepted:

STERLING CAPITAL FUNDS

By:
Name:
Title:

STERLING CAPITAL MANAGEMENT LLC

By:
Name:
Title: